UNITED STATES
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SCHEDULE 14A
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
COLE CREDIT PROPERTY TRUST III, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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COLE CREDIT PROPERTY TRUST III, INC.
June 2, 2011
Dear Stockholder:
We are writing to ask you to vote on a proposal that is very important to the Company. As you may know, the Company held its 2011 Annual Meeting of Stockholders on May 26, 2011. At that meeting, we had sufficient votes to approve Proposal 1, the election of six nominees as directors of the Company. However, Proposal 2, to approve amendments to the Company’s charter, required the favorable vote of a majority of all votes entitled to be cast at the meeting. While approximately 92% of the votes cast supported Proposal 2, we were short of the absolute majority required for approval. Accordingly, the meeting was adjourned, solely with respect to Proposal 2, until 1:00 p.m., Phoenix time, on Tuesday, June 28, 2011, in order to permit the continued solicitation of proxies.
According to our latest records, we have not received your proxy vote on Proposal 2. Your vote is important, no matter how many shares you own. Proposal 2 cannot be approved unless stockholders holding a majority of our shares approve the proposal. The Board of Directors has unanimously recommended a vote “For” Proposal 2.
Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699
Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card.
2. Vote by Internet
Please visit www.eproxy.com/cole and follow the online instructions. Please note that for internet voting you will need your control number, which is located on the enclosed proxy card.
3. Vote by Mail
Please mail your signed proxy card(s) in the enclosed postage-paid envelope.
Please take the time now to cast your vote and help limit the expense of further proxy solicitation. You do not need to vote on Proposal 1, the election of directors, as voting on that proposal has been closed. If you have already voted, thank you for your response. If you have any questions please feel free to call us at 1-888-409-4185.
We appreciate your continued interest and support of the Company.
Sincerely,
Christopher H. Cole
Chairman, President and
Chief Executive Officer

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